As filed with the Securities and Exchange Commission on June 11, 2003

Registration No. 333-45808

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVON PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	2844	13-0544597
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas
New York, New York 10105-0196
(212) 282-5000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Gilbert L. Klemann, II
Senior Vice President, General
Counsel and Secretary
1345 Avenue of the Americas
New York, New York 10105-0196
(212) 282-5000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Sarah Beshar, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

          Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

          If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

          On September 14, 2000, Avon Products, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-45808) (the “Registration Statement”) for purposes of registering resales of $840,938,000 aggregate principal amount of the Company’s Zero Coupon Convertible Senior Notes due 2020 (the “Notes”) and 6,956,491 shares of the Company’s common stock, par value $0.25 per share, into which the Notes are convertible (the “Conversion Shares”). On November 30, 2000, the Company filed Amendment No. 1 to the Registration Statement and on December 5, 2000, the Commission declared the Registration Statement effective. Since that time and from time to time, the Company has filed prospectus supplements under the Registration Statement for the benefit of holders of the Notes and the Conversion Shares not previously included as “Selling Securityholders” under the Registration Statement.

          Pursuant to the terms of the Registration Rights Agreement that required the Company to file the Registration Statement, the Company is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the Notes and Conversion Shares that remain unsold under the Registration Statement.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of June, 2003.

AVON PRODUCTS, INC.

By:	/s/ Gilbert L. Klemann, II
Name: Gilbert L. Klemann, II Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

          Each person whose signature appears below on this registration statement hereby constitutes and appoints Gilbert L. Klemann, II and Katherine A. O’Hara with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and for him/her and in his/her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this registration statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby notifying and confirming all that such attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Jung Andrea Jung	Chairman of the Board and Chief Executive Officer and Director – Principal Executive Officer	June 11, 2003

/s/ Susan J. Kropf Susan J. Kropf	President and Chief Operating Officer and Director	June 11, 2003

/s/ Robert J. Corti Robert J. Corti	Executive Vice President and Chief Financial Officer – Principal Financial Officer	June 11, 2003

/s/ Janice Marolda Janice Marolda	Vice President and Controller – Principal Accounting Officer	June 11, 2003

/s/ Brenda C. Barnes Brenda C. Barnes	Director	June 11, 2003

/s/ Edward T. Fogarty Edward T. Fogarty	Director	June 11, 2003

/s/ Stanley C. Gault Stanley C. Gault	Director	June 11, 2003

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Signature	Title	Date

/s/ Fred Hassan Fred Hassan	Director	June 11, 2003

/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	June 11, 2003

/s/ Ann S. Moore Ann S. Moore	Director	June 11, 2003

/s/ Paula Stern Paula Stern	Director	June 11, 2003

/s/ Lawrence A. Weinbach Lawrence A. Weinbach	Director	June 11, 2003

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